UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 2, 2023
Date of Report (date of earliest event reported)
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WORKIVA INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36773 (Commission File Number)	47-2509828 (I.R.S. Employer Identification Number)
2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001	WK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement for Chief Legal Officer
On October 2, 2023 (the “Effective Date”), the Company entered into a new employment agreement (the “New Agreement”) with Brandon E. Ziegler that will govern the terms of his continued employment as Executive Vice President, Chief Legal Officer and Chief Administrative Officer and Corporate Secretary of the Company, commencing on the Effective Date. The New Agreement supersedes Mr. Ziegler’s prior employment agreement with the Company. Pursuant to the New Agreement, Mr. Ziegler will continue to receive an annual base salary at $400,000. Mr. Ziegler will also continue to receive a target bonus opportunity of 75% for 2023.
The New Agreement also contains restrictions on non-competition and non-solicitation for the 12-month period following termination. In addition, the New Agreement provides that certain payments and benefits would be due upon a termination of employment, including accrued but unpaid salary and benefits and any earned but unpaid bonus from the prior year. In addition, if the employment of Mr. Ziegler is terminated due to his death or disability, we will pay to him a pro-rated bonus for the current year and a lump-sum payment equal to his annual base salary plus his target bonus for the current year, and the vesting of Mr. Ziegler’s outstanding equity awards will be accelerated. If the employment of Mr. Ziegler is terminated by us without cause or by him for good reason, we will pay to him a pro-rated bonus for the current year and a severance payment equal to two times his annual base salary plus his target bonus for the current year. If the employment of Mr. Ziegler is terminated by us without cause or by him for good reason in the three months prior to or two years following a change in control, we will pay to him a target bonus for the year in which the termination occurs (or if greater, the year in which the change in control occurs) and a severance payment equal to three times his annual base salary plus his target bonus for the current year. In addition, in the event of a termination without cause or for good reason, the vesting of his outstanding equity awards will be accelerated, and he will be released from his non-competition and non-solicitation restrictions. Under the New Agreement, a change in control would not, by itself, be deemed “good reason” or result in the accelerated vesting of outstanding equity awards except as set forth in the applicable award agreement.
The foregoing description of the New Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the New Agreement filed as Exhibit 10.1 to this report.

Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit Number	Description

10.1	Employment Agreement, dated October 2, 2023, by and between the Company and Brandon E. Ziegler

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of October, 2023.

WORKIVA INC.

By:	/s/ Jill E. Klindt
Name:	Jill E. Klindt
Title:	Executive Vice President, Chief Financial Officer and Treasurer